Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1/A of CurrencyShares® Singapore Dollar Trust of our report dated January 14, 2010 relating to the financial statements, which appears in CurrencyShares® Singapore Dollar Trust’s Annual Report on Form 10-K/A for the year ended October 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
September 30, 2011